EXHIBIT 10.6

CONSENT AND FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT

THIS CONSENT AND FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this “Amendment”) is entered into as of January 1, 2005 by and among COMSYS SERVICES LLC, a Delaware limited liability company and successor by merger to Venturi Technology Partners, LLC (“COMSYS Services”), COMSYS INFORMATION TECHNOLOGY SERVICES, INC., a Delaware corporation and successor by merger to COMSYS Holding, Inc. (“COMSYS IT”; COMSYS Services and COMSYS IT are referred to herein each individually as a “Borrower” and collectively as the “Borrowers”), COMSYS IT PARTNERS, INC., a Delaware corporation (“Holdings”), PFI CORP., a Delaware corporation (“PFI Holdings”), COMSYS Services, acting in its capacity as borrowing agent and funds administrator for and on behalf of the Borrowers (in such capacity, the “Funds Administrator”), the financial institutions parties hereto as lenders (each individually a “Lender” and collectively the “Lenders”), MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as administrative agent (in such capacity, the “Administrative Agent”), and HERITAGE BANK, SSB, a Texas-chartered savings bank, as collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, Holdings, PFI Holdings, the Administrative Agent, the Collateral Agent and each Lender are parties to that certain Term Loan Credit Agreement dated as of September 30, 2004 (as the same has been and hereafter may be further amended, modified, restated or otherwise supplemented from time to time, the “Credit Agreement”); and

WHEREAS, the Credit Parties that are a party hereto have requested, among other things, that the Administrative Agent, the Collateral Agent and the Lenders (i) consent to the contribution by Holdings of all of the issued and outstanding capital stock of PFI Holdings to COMSYS IT and, in connection therewith, the conversion of PFI Holdings from a Delaware c-corporation to a Delaware limited liability company (the “PFI Equity Contribution”), and (ii) amend the Credit Agreement as hereinafter set forth; and

WHEREAS, the Administrative Agent, the Collateral Agent and the Lenders agree to accommodate such requests of the Credit Parties, on the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

2. Amendments. Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is amended as set forth in this Section 2:

(a) Section 1.1. Section 1.1 of the Credit Agreement is amended by adding thereto the following defined terms and their respective definitions in the correct alphabetical order:

“First Amendment” means that certain First Amendment to Term Loan Credit Agreement dated as of January 1, 2005 by and among the Borrowers and certain other Credit Parties, the Administrative Agent, the Collateral Agent and the Lenders.

“PFI Equity Contribution” means the contribution by Holdings of all of the issued and outstanding capital stock of PFI Holdings to COMSYS IT and the conversion of PFI Holdings from a Delaware c-corporation to a Delaware limited liability company.

(b) Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by substituting the definition of the term “Financing Documents” as set forth below in lieu of the current version of such definition contained in Section 1.1 of the Credit Agreement:

“Financing Documents” means this Agreement, the Second Lien Term Notes, the Security Documents, the Information Certificate, the Fee Letter, the Second Lien Intercreditor Agreement, the First Amendment, any fee letter between an Agent and any Borrower relating to the transactions contemplated hereby and all other documents, instruments and agreements contemplated herein or thereby and executed concurrently by a Credit Party with or in favor of an Agent or the Lenders in connection herewith or at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

(c) Section 3.4. Section 3.4 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Section 3.4 Capitalization.

The authorized equity securities of each of the Credit Parties as of the Closing Date is as set forth on the Information Certificate. All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, and, solely with respect to the equity securities of PFI Holdings, each Borrower and each of their respective Subsidiaries, free and clear of all Liens other than those in favor of Collateral Agent for the benefit of Agents and Lenders, and Liens permitted pursuant to Section 5.2(d) and Section 5.2(h), and all such equity securities of each Credit Party were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. The identity of the holders of the equity securities of each of the Credit Parties and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties as of the Closing Date is set forth on the Information Certificate. Holdings owns all of the issued and outstanding equity securities of COMSYS IT and, prior to the consummation of the PFI Equity Contribution, PFI Holdings. COMSYS IT owns all of the issued and outstanding equity securities of COMSYS Services and COMSYS Limited and, following the consummation of the PFI Equity Contribution, PFI Holdings. No shares of the capital stock or other equity securities of any Credit Party, other than those described above, are issued and outstanding. Except as set forth on the Information Certificate, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any equity securities of any such entity.”

(d) Section 4.1(c). Section 4.1(c) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(c) together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), a Compliance Certificate (it being understood that the Credit Parties shall only be required to complete and deliver the financial covenant calculations attached to the Compliance Certificate to the extent that the Borrowers are required to evidence compliance with the financial covenants set forth in Article VII hereof) and together with each delivery of financial statements pursuant to Section 4.1(b), an Excess Cash Flow Certificate;”

(e) Section 5.1(d). Section 5.1(d) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(d) intercompany Debt arising from loans made by a Borrower to (i) any other Borrower or any Domestic Wholly-Owned Subsidiary of any Borrower and (ii) its Foreign Subsidiaries which are Wholly-Owned Subsidiaries in an aggregate amount under this clause (ii) not to exceed $1,000,000 at any time outstanding; provided, however, in each case, such Debt shall be evidenced by promissory notes having terms reasonably satisfactory to Collateral Agent, the sole originally executed counterparts of which shall be pledged to the Collateral Agent and delivered to the First Lien Agent as contractual representative for the Collateral Agent pursuant to the Second Lien Intercreditor Agreement (or, following the Discharge of all First Lien Debt, the Collateral Agent), as security for the Obligations;”

(f) Section 5.4. Section 5.4 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Section 5.4 Restricted Distributions.

Such Credit Party will not, and will not permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Distribution or accept any Restricted Distribution; provided that the foregoing shall not restrict or prohibit Subsidiaries of any Borrower from making dividends or distributions to such Borrower (and the acceptance by such Borrower of such dividends and distributions) and shall not restrict or prohibit:

(a) dividends or distributions by COMSYS IT to Holdings, which are immediately used by Holdings to pay taxes payable by Holdings;

(b) a dividend or distribution by VTP to PFI Holdings, which is immediately further distributed by PFI Holdings to Holdings on the Closing Date to repay existing Debt of Holdings to the extent permitted by and as specified in Section 4.7;

(c) dividends or distributions by COMSYS IT to Holdings, which are immediately used by Holdings to pay reasonable director fees payable by Holdings, so long as before and after giving effect to any such dividend or distribution no Event of Default shall have occurred and be continuing;

(d) dividends or distributions by COMSYS IT to Holdings, which are immediately used by Holdings to pay administrative expenses, including without limitation reimbursements of directors for actual out-of-pocket expenses incurred in connection with attending board of director meetings and attorney fees, so long as (A) before and after giving effect to any such dividends or distributions no Event of Default shall have occurred and be continuing and (B) such payments do not exceed $200,000 in the aggregate in any Fiscal Year;

(e) dividends or distributions by COMSYS IT to Holdings, which are immediately used by Holdings to pay, in the ordinary course of business, liabilities of Holdings in respect of (i) lease obligations, (ii) license obligations, (iii) insurance premiums, (iv) the Restructuring Reserve, (v) the transactions contemplated by the Venturi Staffing Purchase Agreement, (vi) other obligations of Holdings incurred prior to the Closing Date and (vii) other liabilities customarily incurred by public holding companies similarly situated, so long as (x) with respect to obligations arising under leases and licenses, such leases and licenses were entered into by Holdings prior to the Closing Date or constitute renewals or extensions thereof (provided that such renewals or extensions are on substantially the same terms and conditions as such leases and licenses in effect on the Closing Date) and (y) all such payments (other than payments in respect of the Restructuring Reserve and the transactions contemplated by the Venturi Staffing Purchase Agreement) do not exceed $5,000,000 in the aggregate in any Fiscal Year; and

(f) in the event any Lender elects to waive such holder’s pro rata share of any mandatory prepayment in accordance with the terms and provisions set forth in Section 2.1(e), dividends or distributions by COMSYS IT to Holdings, which are immediately used by Holdings to redeem “Series A-1 Preferred Stock” (as defined in the Holdings Certificate of Designations) in an amount not exceeding such waived mandatory prepayment; and

(g) in the event Holdings issues and sells common stock of Holdings, redemptions and repurchases by Holdings of the “Series A-1 Preferred Stock” (as defined in the Holdings Certificate of Designations) made solely with the Net Cash Proceeds of such issuance and sale, to the extent the Net Cash Proceeds of such equity issuance and sale are not required to be applied as a mandatory prepayment of the Loans in accordance with Section 2.1(c)(iii), and in any event, in an amount not exceeding fifty percent (50%) of such Net Cash Proceeds.”

(g) Section 7.4. Section 7.4 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof

“Section 7.4 Minimum Revolving Loan Borrowing Availability.

Until the Discharge of all First Lien Debt, the Credit Parties will not at any time permit Net Borrowing Availability to be less than $4,975,000. For purposes of this Section 7.4, Net Borrowing Availability as of any date of calculation shall be calculated by reference to the Borrowing Base Certificate most recently delivered to the First Lien Agent in accordance with the terms of the First Lien Credit Agreement, with such adjustments as are appropriate (i) to accurately reflect outstanding First Lien Loan amounts as of any such date of calculation, (ii) for so long as the Restructuring Reserve is in effect, to accurately reflect any expenditures in respect of the Restructuring not reflected in such Borrowing Base Certificate and (iii) to accurately reflect any other credit exposure as of such date of calculation, as determined by the First Lien Agent. In the event the Borrowers shall at any time fail to deliver to the First Lien Agent a Borrowing Base Certificate within the time period required under the First Lien Credit Agreement, the First Lien Agent shall calculate Net Borrowing Availability by reference to the most recently delivered Borrowing Base Certificate, with such adjustments to the values of Eligible Billed Accounts and Eligible Unbilled Accounts (as such terms are defined in the First Lien Credit Agreement) as First Lien Agent deems appropriate in the exercise of its reasonable credit judgment.”

(h) Section 9.1(j). Section 9.1(j) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(j) (1) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) (other than Wachovia Investors, Inc. and its Affiliates) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of fifty percent (50%) or more of the issued and outstanding shares of capital stock of Holdings having the right to vote for the election of the directors of Holdings under ordinary circumstances, (2) Holdings shall cease to directly own and control one hundred percent (100%) of each class of the outstanding equity interests of COMSYS IT and, prior to the consummation of the PFI Equity Contribution, PFI Holdings, (3) COMSYS IT shall cease to directly own and control one hundred percent (100%) of the equity interests of COMSYS Services and COMSYS Limited and, following the consummation of the PFI Equity Contribution, PFI Holdings, (4) each Borrower shall cease to, directly or indirectly, own and control one hundred percent (100%) of each class of the outstanding equity interests of each Subsidiary of such Borrower (except, with respect to clauses (2), (3) and (4), to the extent permitted in Section 5.7(a)), (5) any “Change in Ownership,” “Fundamental Change,” or terms of similar import occurs under the Holdings Certificate of Designations, or (6) a period of ninety (90) consecutive days shall have elapsed during which Michael Willis shall cease to be the chairman of the board, chief executive officer or president of each Credit Party for any reason unless prior to the expiration of such time, a replacement reasonably satisfactory to Administrative Agent shall have been appointed and employed;”

(i) Following the consummation of the PFI Equity Contribution, all references in the Credit Agreement and each other Financing Document to PFI Holdings shall be deemed to refer to PFI LLC, a Delaware limited liability company.

3. Consent. Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in Section 4 hereof, and in reliance upon the representations and warranties of the Borrowers set forth in the Credit Agreement and in this Amendment, and notwithstanding anything to the contrary contained in the Credit Agreement or any other Financing Document, the Administrative Agent, the Collateral Agent and the Lenders consent to the PFI Equity Contribution, provided, that immediately upon the consummation of the PFI Equity Contribution (i) PFI Holdings shall be a Domestic Wholly-Owned Subsidiary of COMSYS IT, (ii) the Borrowers shall have provided evidence to the Administrative Agent of the conversion of PFI Holdings from a c-corporation to a limited liability company and of any name change effected by PFI Holdings, in each case, certified by the Secretary of State of the State of Delaware, (iii) the Borrowers shall have caused PFI Holdings to opt in to Article VIII of the UCC and certificate all membership interests in PFI Holdings and the certificates representing the same shall be securities governed by Article VIII of the UCC, (iv) such certificated securities issued in the name of COMSYS IT, together with assignments separate from certificates and irrevocable proxies coupled with interest, shall be pledged to the Collateral Agent and delivered to the First Lien Agent as contractual representative for the Collateral Agent pursuant to the Second Lien Intercreditor Agreement, (v) COMSYS IT shall have executed and delivered a Pledge Supplement in the form attached as Exhibit B to that Pledge Agreement (COMSYS IT) dated as of the Closing Date by and between COMSYS IT and the Collateral Agent and (vi) the Borrowers shall have complied with all other requirements set forth in Section 4.12 of the Credit Agreement.

4. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

(a)	the execution and delivery of this Amendment by each Credit Party that is a party hereto, the Administrative Agent, the Collateral Agent and the Lenders;

(b)	the delivery to the First Lien Agent, acting in its capacity as contractual representative for the Collateral Agent, of the original promissory note executed by COMSYS Limited and pledged to the Collateral Agent evidencing the intercompany Debt of COMSYS Limited owing to the applicable Borrower;

(c)	the truth and accuracy of the representations and warranties contained in Section 5 hereof; and

(d)	the delivery to Administrative Agent of a certified copy of the fully executed consent and amendment to the First Lien Debt Documents regarding the substance of this Amendment, in form and substance reasonably acceptable to the Administrative Agent, and evidence that all conditions contained in such consent and amendment (other than the effectiveness of this Amendment) have been satisfied.

5. Representations and Warranties. Each Credit Party that is a party hereto hereby represents and warrants to the Administrative Agent, the Collateral Agent and each Lender as follows:

(a)	the representations and warranties of the Borrowers and the other Credit Parties contained in the Financing Documents are true and correct as of the date hereof, except to the extent that any such representation or warranty relates to a specific date, in which case such representation and warranty shall be true and correct as of such earlier date;

(b)	the execution, delivery and performance by such Credit Party of this Amendment are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it;

(c)	this Amendment constitutes the valid and binding obligation of the Credit Parties that are parties hereto, enforceable against such Persons in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to the enforcement of creditor’s rights generally and by general equitable principles; and

(d)	no Default or Event of Default exists.

6. No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Financing Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Administrative Agent, the Collateral Agent and Lenders reserve all rights, privileges and remedies under the Financing Documents. Except as amended or consented to hereby, the Credit Agreement and other Financing Documents remain unmodified and in full force and effect. All references in the Financing Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

7. Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

8. Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

9. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH CREDIT PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF

ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO THE ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PERSON BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED C/O FUNDS ADMINISTRATOR AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

10. WAIVER OF JURY TRIAL. EACH CREDIT PARTY, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

11. Counterparts; Integration. This Amendment may be executed and delivered via facsimile with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

12. Reaffirmation. Each of the Credit Parties that is a party hereto, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Financing Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Financing Document as security for or otherwise guaranteed the Borrowers’ Obligations under or with respect to the Financing Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Credit Parties hereby consents to this Amendment and acknowledges that each of the Financing Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or Lenders, constitute a waiver of any provision of any of the Financing Documents (except as expressly set forth herein) or serve to effect a novation of the Obligations.

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signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

BORROWERS: COMSYS SERVICES LLC, a Delaware limited liability company, and as successor by merger to Venturi Technology Partners, LLC, as the Funds Administrator and as a Borrower

By:	/s/ DAVID L. KERR
Name: Title:	David L. Kerr Senior Vice President—Corporate Development

COMSYS INFORMATION TECHNOLOGY SERVICES, INC., a Delaware corporation, and as successor by merger to COMSYS Holding, Inc., as a Borrower

By:	/s/ DAVID L. KERR
Name: Title:	David L. Kerr Senior Vice President—Corporate Development

OTHER CREDIT PARTIES: COMSYS IT PARTNERS, INC., a Delaware corporation

By:	/s/ DAVID L. KERR
Name: Title:	David L. Kerr Senior Vice President—Corporate Development

PFI CORP., a Delaware corporation

By:	/s/ DAVID L. KERR
Name: Title:	David L. Kerr Senior Vice President—Corporate Development

ADMINISTRATIVE AGENT: MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent

By:	/s/ SCOTT E. GAST
Name: Title:	Scott E. Gast Vice President

COLLATERAL AGENT: HERITAGE BANK, a Texas-chartered savings bank, as Collateral Agent

By:	/s/ DAVID DEADMAN
Name: Title:	David Deadman, CFA Chief Executive Officer

LENDERS: HIGHLAND FLOATING RATE ADVANTAGE FUND, as a Lender

By:	Highland Capital Management, L.P., its Investment Advisor

	By:	/s/ R. JOSEPH DOUGHERTY
	Name: Title:	R. Joseph Dougherty Senior Vice President, Secretary

HIGHLAND FLOATING RATE LIMITED LIABILITY COMPANY, as a Lender

By:	Highland Capital Management, L.P., its Investment Advisor

	By:	/s/ R. JOSEPH DOUGHERTY
	Name: Title:	R. Joseph Dougherty Senior Vice President, Secretary

ELF FUNDING TRUST I, as a Lender

By:	Highland Capital Management, L.P., as Collateral Manager

	By:	/s/ DAVID LANCELOT
	Name: Title:	David Lancelot Treasurer

GLENEAGLES TRADING LLC, as a Lender

By:
Name: Title:

BLUE SQUARE FUNDING LIMITED SERIES 3, as a Lender

By:	/s/ DEBORAH O’KEEFFE
Name: Title:	Deborah O’Keeffe Vice President

LOAN FUNDING IV LLC, as a Lender

By:	Highland Capital Management, L.P., as Portfolio Manager

	By:	/s/ DAVID LANCELOT
	Name: Title:	David Lancelot Treasurer

RESTORATION FUNDING CLO, LTD., as a Lender

By:	Highland Capital Management, L.P., as Collateral Manager

	By:	/s/ DAVID LANCELOT
	Name: Title:	David Lancelot Treasurer

HIGHLAND LOAN FUNDING V LTD., as a Lender

By:	Highland Capital Management, L.P., as Collateral Manager

	By:	/s/ DAVID LANCELOT
	Name: Title:	David Lancelot Treasurer

PAM CAPITAL FUNDING LP, as a Lender

By:	Highland Capital Management, L.P., as Collateral Manager

	By:	/s/ DAVID LANCELOT
	Name: Title:	David Lancelot Treasurer

HIGHLAND LEGACY LIMITED, as a Lender

By:	Highland Capital Management, L.P., as Collateral Manager

	By:	/s/ DAVID LANCELOT
	Name: Title:	David Lancelot Treasurer

HIGHLAND OFFSHORE PARTNERS, L.P., as a Lender

By:	Highland Capital Manager, L.P., as General Partner

	By:	/s/ DAVID LANCELOT
	Name: Title:	David Lancelot Treasurer

LOAN FUNDING VII LLC, as a Lender

By:	Highland Capital Management, L.P., as Collateral Manager

	By:	/s/ DAVID LANCELOT
	Name: Title:	David Lancelot Treasurer

JZ EQUITY PARTNERS PLC, as a Lender

By:	/s/ DAVID W. ZALAZNICK
Name: Title:	David W. Zalaznick Investment Advisor

GOLDENTREE CAPITAL SOLUTIONS FUND, as a Lender

By:	GoldenTree Asset Management, L.P.

	By:	/s/ THOMAS H. SHANDELL
	Name: Title:	Thomas H. Shandell Partner

GOLDENTREE CAPITAL SOLUTIONS OFFSHORE FUND, as a Lender

By:	GoldenTree Asset Management, L.P.

	By:	/s/ THOMAS H. SHANDELL
	Name: Title:	Thomas H. Shandell Partner

ORIX FINANCE CORP I, as a Lender

By:	/s/ CHRISTOPHER L. SMITH
Name: Title:	Christopher L. Smith Authorized Representative